MAJORITY WRITTEN CONSENT TO ACTION OF

STOCKHOLDERS OF

VISION GLOBAL SOLUTIONS, INC.

TAKEN WITHOUT A MEETING

Pursuant to Section 78.320 of the Nevada Revised Statutes, and the articles of incorporation and bylaws of GlobalMedia.com, a Nevada corporation (the “Corporation”), the undersigned, constituting the stockholders who hold a majority of the common shares and voting control of the Corporation (the “Majority Stockholders”), hereby adopt, approve, confirm and ratify the following recitals and resolutions:

1.	Election of John Kinney as a Director.

WHEREAS, the undersigned Majority Stockholders believe that the election of John Kinney as a Director of the Corporation is in the best interests of the Corporation and its majority and minority stockholders.

NOW, THEREFORE, BE IT RESOLVED, that the Majority Stockholders hereby elect John Kinney as a Director of the Corporation and authorize and direct the President and Secretary of the Corporation to execute and deliver all other documents necessary to effectuate the transactions contemplated hereby.

This Majority Written Consent to Action of Stockholders Taken Without a Meeting shall be effective for all purposes as of December 14, 2006.

“Majority Shareholders” /s/ Phil Kranenberg
Phil Kranenberg, owner of 4,000,000 shares and 5.5 percent of the Corporation /s/ Adam McAfee, President
Navitas Corporation, owner of 8,000,000 shares and 11 percent of the Corporation

/s/ Todd Waltz
Todd Waltz, owner of 2,000,000 shares and 2.75 percent of the Corporation /s/ Bradley N. Rotter
Bradley N. Rotter, owner of 8,000,000 shares and 11 percent of the Corporation /s/ Elizabeth Rose
Elizabeth Rose owner of 4,040,000 shares and 5.56 percent of the Corporation /s/ Michael Todd Buchanan
Michael Todd Buchanan owner of 4,000,000 shares and 5.5 percent of the Corporation /s/ Gita Iyer
Gita Iyer owner of 4,000,000 shares and 5.5 percent of the Corporation /s/ James Wolfenbarger
James Wolfenbarger owner of 4,000,000 shares and 5.5 percent of the Corporation /s/ Gene Ryeson
Gene Rysen owner of 4,000,000 shares and 5.5 percent of the Corporation

/s/ Michael Peterson, Trustee
Michael L. Peterson and Shelley P. Peterson, Trustees of The Peterson Family Trust dtd 8/16/00, owner of 8,000,000 shares and 11 percent of the Corporation /s/ John Kinney
John Kinney owner of 2,000,000 shares and 2.75 percent of the Corporation